UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 21, 2007

United Auto Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12297	22-3086739
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2555 Telegraph Road, Bloomfield Hills, Michigan		48302
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-648-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

On March 16, 2007, we redeemed all of our outstanding 9.625% Senior Subordinated Notes Due 2012 (the "9.625% Notes") and terminated the indenture relating to the 9.625% Notes between us, as Issuer, and The Bank of New York Trust Company, N.A., as Trustee, as more fully discussed in our press release dated March 16, 2007, which is incorporated herein by reference.

In December 2006, we completed a $375 million 7.75% Senior Subordinated Note offering with the intention of refinancing the 9.625% Notes. The proceeds from the offering of 7.75% notes were temporarily used to repay amounts outstanding under our revolving credit agreement in the U.S. and a portion of our U.S. floorplan borrowings. We funded the aggregate redemption price of the Notes (approximately $314 million) principally with U.S. floor plan borrowings. The Bank of New York Trust Company N.A. remains the trustee under our outstanding 7.75% notes and 3.5% convertible notes.

The 9.625% Notes were unsecured senior subordinated notes, subordinate to all of our existing senior debt, including debt under our credit agreements and floor plan indebtedness. The 9.625% Notes were guaranteed by substantially all of our domestic subsidiaries on a senior subordinated basis. The 9.625% Notes also contained customary negative covenants and events of default.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Press Release.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Auto Group, Inc.

March 21, 2007	By:	Shane M. Spradlin

Name: Shane M. Spradlin
Title: Vice President and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release